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                                                                    EXHIBIT 11.1

                               AHL SERVICES, INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                       YEARS ENDED
                                                       DECEMBER 31,
                                             ---------------------------
                                              1995      1996        1997

Income Applicable to Common Stock
     Income before extraordinary items       $1,438    $2,171     $ 6,419
     Extraordinary items, net of taxes            -         -        (385)
                                             ------    ------     -------
     Net income                              $1,438    $2,171     $ 6,034
                                             ======    ======     =======

Weighted Average Shares
     Common shares                            8,353     8,353      10,707
     Common share equivalents applicable to
     stock options and warrant outstanding        -        80         253
                                             ------    ------     -------

Weighted average common and common
     equivalent shares outstanding during
     the period                               8,353     8,433      10,960
                                             ======    ======     =======

Per Share Amount
   Basic
     Income before extraordinary items       $ 0.17    $ 0.26     $  0.60
     Extraordinary items, net of taxes            -         -       (0.04)
                                             ------    ------     -------
     Net income                              $ 0.17    $ 0.26     $  0.56
                                             ======    ======     =======
   Diluted
     Income before extraordinary items       $ 0.17    $ 0.26     $  0.59
     Extraordinary items, net of taxes            -         -       (0.04)
                                             ------    ------     -------
     Net income                              $ 0.17    $ 0.26     $  0.55
                                             ======    ======     =======
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